Exhibit 99.1

Raptor's PROCYSBI™ Receives U.S. Orphan Drug Exclusivity

NOVATO, Calif., June 25, 2013 - Raptor Pharmaceutical Corp. (Nasdaq: RPTP) today announced that the Office of Orphan Product Development at the Food and Drug Administration (FDA) granted Raptor orphan drug exclusivity for PROCYSBI™ (cysteamine bitartrate) delayed-release capsules for the management of nephropathic cystinosis patients age six and older. The exclusivity period began on the date of FDA approval, April 30, 2013, and lasts seven years subject to certain exceptions.

"This decision was the outcome of a productive and cooperative process with the FDA. We believe the issuance of orphan drug exclusivity highlights an appreciation that PROCYSBI is an important new therapeutic option for nephropathic cystinosis patients," stated Thomas E. Daley, chief business officer of Raptor. "The exclusivity also adds incremental protection alongside our issued patents listed in the FDA's Orange Book with expirations in 2027."

Physicians can prescribe PROCYSBI by calling RaptorCares at 1-855-888-4004. RaptorCares provides individualized services to help patients access PROCYSBI through education, support and extensive case management. For additional information about the services provided by RaptorCares please visit www.raptorcares.com.

About Nephropathic Cystinosis

Nephropathic cystinosis comprises 95% of cases of cystinosis, a rare, life-threatening metabolic lysosomal storage disorder that causes toxic accumulation of cystine in all cells, tissues, and organs in the body. Elevated cystine leads to progressive, irreversible tissue damage and multi-organ failure, including kidney failure, blindness, muscle wasting and premature death. Nephropathic cystinosis is usually diagnosed in infancy and requires lifelong therapy. Left untreated, the disease is usually fatal by the end of the first decade of life. There are an estimated 500 patients living in the U.S. with cystinosis and 2,000 worldwide.

Cystine depletion is the primary treatment strategy for nephropathic cystinosis. However, poor adherence to therapy has been a major challenge resulting in poor sustained control of cystine levels, and patients consequently experience poor clinical outcomes, including kidney insufficiency leading to dialysis and kidney transplantation, muscle wasting and in some cases, premature death. Even brief interruptions in daily therapy can permit toxic accumulation of cystine, exposing tissues to renewed, progressive deterioration.

PROCYSBI™ is indicated for the management of nephropathic cystinosis patients aged 6 and older. It is contraindicated in patients hypersensitive to penicillamine.

Important Safety Information about PROCYSBI

•	PROCYSBI is contraindicated in patients with hypersensitivity to penicillamine.
•	Patients should be monitored for development of skin or bone lesions and dosage of PROCYSBI reduced upon occurrence.
•	If a severe skin rash develops such as erythema multiforme bullosa or toxic epidermal necrolysis, PROCYSBI should be discontinued.
•	Cysteamine has been associated with gastrointestinal ulceration and bleeding.
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Central Nervous System (CNS) symptoms such as seizures, lethargy, somnolence, depression, and encephalopathy have been associated with immediate-release cysteamine. Patients should exercise caution in driving a car or engaging in other hazardous activities after taking PROCYSBI.

•	Cysteamine has been associated with reversible leukopenia and abnormal liver function studies. Therefore, blood counts and liver function tests should be monitored.
•
Benign intracranial hypertension (or pseudotumor cerebri PTC) and/or papilledema has been associated with immediate-release cysteamine bitartrate treatment. Physicians should monitor for signs and symptoms of PTC.

•	Breastfeeding is not recommended for nursing mothers taking PROCYSBI.

Please see full prescribing information for PROCYSBI at www.procysbi.com.

About Raptor Pharmaceutical Corp.

Raptor Pharmaceutical Corp. is a biopharmaceutical company focused on developing and commercializing life-altering therapeutics that treat rare, debilitating and often fatal diseases. The company's first product, PROCYSBI™ (cysteamine bitartrate) delayed-release capsules, has been approved by the FDA and is currently being reviewed by the European Medicines Agency, as a potential new treatment for nephropathic cystinosis, a rare metabolic lysosomal storage disease. Raptor's pipeline also includes RP103 in a Phase 2/3 trial for Huntington's disease and a Phase 2 trial in nonalcoholic fatty liver disease in children. For additional information, please visit www.raptorpharma.com.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operations or future financial performance, including, but not limited to statements regarding the length of orphan drug exclusivity. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company's actual results to be materially different from these forward-looking statements. Factors which may significantly change or prevent the Company's forward looking statements from fruition are described in greater detail in the Company's filings from time to time with the Securities and Exchange Commission (the "SEC"), which Raptor strongly urges you to read and consider, including: Raptor's transition report for the four months ended December 31, 2012 on Form 10-KT filed with the SEC on March 14, 2013, as amended by the Form 10-KT/A filed with the SEC on June 19, 2013, and Raptor's Quarterly Report on Form 10-Q filed with the SEC on May 8, 2013, as amended by the Form 10-Q/A filed with the SEC on June 19, 2013, which are available free of charge on the SEC's website at www.sec.gov. Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor's reports filed with the SEC. Raptor expressly disclaims any intent or obligation to update any forward-looking statements.

CONTACT:
Georgia Erbez
Chief Financial Officer
Raptor Pharmaceutical Corp.
(415) 382-8111 x204
gerbez@raptorpharma.com

INVESTOR CONTACTS:
Westwicke Partners, LLC
Stefan Loren, Ph.D.
Managing Director
(443) 213-0507
sloren@westwicke.com
Robert H. Uhl
Managing Director
(858) 356-5932
robert.uhl@westwicke.com

MEDIA CONTACT:
Carolyn Hawley
Canale Communications
(619) 849-5375
carolyn@canalecomm.com

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